Exhibit 10.9(a)

June 1, 2014

Altis Partners (Jersey) Limited

2 Hill Street

St Helier, Jersey

Channel Islands JE2 4UA

Attention: Mr. Stephen Hedgecock

Re:	Management Agreement Renewals

Dear Mr. Hedgecock:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2015 and all other provisions of the Management Agreements will remain unchanged.

•	CTA Capital LLC

•	Global Diversified Futures Fund L.P.

•	Emerging CTA Portfolio L.P.

•	CMF Altis Partners Master Fund L.P.

•	Institutional Futures Portfolio L.P.

•	Global Futures Fund Ltd.

•	Tactical Diversified Futures Fund L.P.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mrs. Alice Lonero at the address above or fax to 212-296-6868. If you have any questions I can be reached at 212-296-1304.

Very truly yours,

CERES MANAGED FUTURES LLC

By:	/s/ Alice Lonero

Alice Lonero
Chief Financial Officer

ALTIS PARTNERS (JERSEY) LIMITED

By:	/s/ Alex Brunwin /s/ N. Reeve - Gray

Print Name:	ALEX BRUNWIN N. REEVE - GRAY

AL/sr